N E W S R E L E A S E

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES FIRST QUARTER EARNINGS

CRESTVIEW HILLS, KENTUCKY, April 18, 2013 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the first quarter ended March 31, 2013. For the first quarter, the Company reported a decrease in diluted earnings per common share of 10% as compared to the same period in 2012.

A summary of the Company’s results follows:

First Quarter ended March 31,	2013	2012	Change
Net income	$4,090,000	$4,515,000	(9)%
Earnings per common share, basic	$0.55	$0.61	(10)%
Earnings per common share, diluted	$0.54	$0.60	(10)%

Robert W. Zapp, President & CEO, stated, “We are encouraged by the growth in our wealth advisory business and consistent revenue generated from our mortgage business. In addition, we continue to pursue organic growth in loans and deposits, while maintaining sound credit practices and risk management, although the slow moving recovery has kept loan demand down in the markets we serve as businesses continue to recover.” Mr. Zapp continued “We experienced an increase in charge-offs and non-performing loans during the first quarter of 2013, along with continued pressure on net interest margins, which were contributing factors to the decrease in earnings for the first quarter of 2013 as compared to last year. However, I am confident that our strategy and current efforts will keep us on a positive path as we navigate through the economic and regulatory challenges facing our industry.”

The primary factors that contributed to the decrease in earnings in the first quarter of 2013 was the compression on the net interest margin and higher credit cost. For the first quarter of 2013 net interest income decreased $261,000 (2%) and the provision for loan losses increased $200,000 (11%). The compression of the net interest margin is the result of the historically low interest rate environment, where the cost of funds are close to a floor and the yield on earning assets still has room to decline. Contributing to the higher provision for loan losses were higher levels of charge-offs in the first quarter of 2013 as compared to 2012.

Net interest income decreased $261,000, or 2% in the first quarter of 2013, as compared to the same period in 2012. The net interest margin, on a tax equivalent basis, decreased 17 basis points from 3.57% in the first quarter of 2012 to 3.40% in the first quarter of 2013. As discussed above, the decrease in the net interest income and the compression of the net interest margin was the result of the yield on earning assets falling faster than the cost of interest bearing liabilities. The yield on earning assets decreased 32 basis points from 4.03% in the first quarter of 2012 to 3.71% in the first quarter of 2013, while the cost of interest bearing liabilities only decreased 18 basis points from .57% to .39% in the same period. The decrease in the interest margin was partially offset with an increase in earning assets of $61 million, or 4% on average from the first quarter of 2012. On a tax equivalent basis the effect of the reduction in the net interest income as a result of rate was a negative $1,129,000 which was partially offset by an $851,000 positive effect on net interest income as a result of the growth in earning assets.

The provision for loan losses increased by $200,000 (11%) in the first quarter of 2013, as compared to the same period in 2012. Contributing to this increase were higher levels of non-performing loans and higher levels charge-offs as compared to March 2012. The Company’s non-performing loans as a percentage of total loans were 1.84% as of March 31, 2013, as compared to 1.54% as of March 31, 2012, while annualized net charge-offs to average loans increased from .62% in the first quarter of 2012 to .66% in the first quarter of 2013. The Company recorded $1,927,000 in net charge-offs in the first quarter of 2013 as compared to $1,726,000 in the first quarter of 2012. On a sequential basis, the provision for loan losses of $2,000,000 in the first quarter of 2013 was $700,000 higher than the provision in the fourth quarter of 2012, while non-performing loans increased from $19.3 million (1.61% of total loans) at December 31, 2012 to $21.8 million (1.84% of total loans) at March 31, 2013. Net charge-offs on a sequential basis increased from $1,317,000 (.45% of loans) in the fourth quarter of 2012 to $1,927,000 (.66% of loans) in the first quarter of 2013. Net charge-offs in the fourth quarter of 2012 were reduced by a $961,000 recovery on a loan charged-off in the third quarter of 2012. The majority of the loans charged off in the first quarter of 2013 were reserved for in prior quarters. The reserve for impaired loans was $3,920,000 at March 31, 2013, which was $3,693,000 lower than the $7,613,000 reserve at March 31, 2012. As a result of the lower impaired loan reserves and lower levels of adversely classified loans, the Allowance for Loan Losses (ALL) has decreased from 1.62% of loans at the end of the first quarter of 2012 to 1.40% of loans at the end of the first quarter of 2013. On a sequential basis the ALL increased slightly from 1.39% at December 31, 2012 to 1.40% as of March 31, 2013. Somewhat higher levels of classified loans and non- performing loans in the first quarter were offset by a decrease in the levels of reserves for impaired loans in the same period. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

The Company’s non-performing assets as a percentage of total assets were 1.50% as of March 31, 2013, as compared to 1.36% as of March 31, 2012. While non-performing loans increased $4,348,000 from March 2012 to March 2013, other real estate owned decreased $874,000 in the same time period. These properties are recorded at their estimated net realizable value with the difference between this value and the loan balance being recorded as a charge-off.

Non-interest income increased 5% ($256,000) in the first quarter of 2013, as compared to the same period in 2012, while non-interest expense increased 4% ($427,000) from the same period last year. Contributing to the increase in non-interest income was a $163,000 or 24% increase in trust fee income. Contributing to the increase in non-interest expense was $462,000 (8%) increase in the salaries and benefits expense. The increase in salaries and benefits included $109,000 in higher accruals for pension plan expense.

Total assets were $1.820 billion at the end of the first quarter of 2013, which was $68 million or 4% higher than the same date a year ago. Total loans increased $58 million (5%) and were funded by an increase in deposits of $53 million, or 4%. Total equity increased $13.5 million from the same date in 2012. In September 2012 the Board of Directors voted to change from a semi-annual cash dividend to a quarterly cash dividend, commencing with the fourth quarter of 2012. This resulted in cash dividends declared to decrease from $.30 in the first quarter of 2012 to $.17 in the same period of 2013.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

First Quarter Comparison

Income Statement Data	3/31/13	3/31/12	% Chg
Interest income	$14,866	$15,688	(5)%
Interest expense	1,283	1,844	(30)%
Net interest income	13,583	13,844	(2)%
Provision for loan losses	2,000	1,800	11%
Net interest income after provision for loan losses	11,583	12,044	(4)%
Non interest income	5,862	5,606	5%
Non interest expense	11,769	11,342	4%
Net income before income taxes	5,676	6,308	(10)%
Provision for income taxes	1,586	1,793	(12)%
Net income	$4,090	$4,515	$(10)%

Per Common Share Data
Diluted earnings per common share	0.54	0.60	(10)%
Cash dividends declared	0.17	0.30	(43)%
Earnings Performance Data
Return on common equity	9.66%	11.49%	(183	)bps
Return on assets	0.92%	1.04%	(12	)bps
Net interest margin	3.32%	3.49%	(17	)bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data
	March 31, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$138,561	$151,832
Investments	376,704	381,537
Loans held for sale	14,038	16,324
Total loans, gross	1,187,742	1,195,409
Allowance for loan losses	(16,641)	(16,568)
Premises and equipment, net	22,559	22,494
Goodwill and acquisition intangibles, net	24,088	24,485
Other assets and accrued interest receivable	73,460	68,591
Total assets	$1,820,511	$1,844,104

Liabilities & Shareholders’ Equity
Total deposits	$1,558,933	$1,570,007
Short-term borrowings	28,309	41,408
Notes payable	48,709	48,715
Accrued interest payable and other liabilities	11,604	13,534
Total liabilities	1,647,555	1,673,664
Common stockholders’ equity	172,956	170,440
Total liabilities and shareholders’ equity	$1,820,511	$1,844,104

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Average Balance Sheet Rates (presented on a tax equivalent basis )

	Quarter ended March 31, 2013			Quarter ended March 31, 2012
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,194,657	$13,396	4.55%	$1,133,367	$13,958	4.95%
Securities (2)	376,370	1,679	1.81	374,027	1,960	2.11
Other interest-earning assets	86,110	96	0.45	88,597	92	0.42

Total interest-earning assets	1,657,137	15,171	3.71	1,595,991	16,010	4.03

Non-interest-earning assets	154,538			149,178
Total assets	$1,811,675			$1,745,169

Interest-bearing liabilities:
Transaction accounts	892,609	399	0.18	821,643	470	0.23
Time deposits	351,751	645	0.74	403,100	1,096	1.09
Borrowings	75,375	239	1.29	80,798	278	1.38
Total interest-bearing liabilities	1,319,735	1,283	0.39	1,305,541	1,844	0.57

Non-interest-bearing liabilities	320,242			281,606

Total liabilities	1,639,977			1,587,147

Shareholders’ equity	171,698			158,022

Total liabilities and shareholders’ equity	$1,811,675			$1,745,169

Net interest income		$13,888			$14,166
Interest rate spread			3.32%			3.46%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.40%			3.57%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2013 and 2012, respectively. The tax equivalent adjustment was $305,000 and $322,000 in 2013 and 2012, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Five-Quarter Comparison

Income Statement Data	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Net interest income	$13,583	$14,332	$13,962	$14,047	$13,844
Provision for loan losses	2,000	1,300	2,200	1,700	1,800

Net interest income after provision for loan losses	11,583	13,032	11,762	12,347	12,044
Service charges and fees	2,131	2,322	2,325	2,241	2,201
Gain on sale of real estate loans	539	694	917	589	586
Gain on sale of securities	274	-	-	(4)	207
Trust fee income	852	749	710	694	689
Bankcard transaction revenue	957	971	940	952	902
Gains/(losses) on other real estate owned	(4)	(226)	(67)	(40)	(94)
Other non-interest income	1,113	1,091	1,036	921	1,115
Total non-interest income	5,862	5,601	5,861	5,353	5,606
Salaries and employee benefits expense	5,913	5,869	5,909	5,724	5,451
Occupancy and equipment expense	1,306	1,341	1,316	1,315	1,277
Data processing expense	550	618	505	533	535
State bank taxes	575	554	579	579	559
Amortization of intangible assets	159	183	187	196	200
FDIC Insurance	295	296	267	295	305
Other non-interest expenses	2,971	2,809	3,036	2,885	3,015
Total non-interest expense	11,769	11,670	11,799	11,527	11,342
Net income before income tax expense	5,676	6,963	5,824	6,173	6,308
Income tax expense	1,586	1,953	1,628	1,749	1,793
Net income	$4,090	$5,010	$4,196	$4,424	$4,515
Per Common Share Data
Diluted earnings per common share	0.54	0.66	0.56	0.59	0.60
Cash dividends declared	0.17	0.17	0.32	0.00	0.30
Weighted average common shares outstanding
Basic	7,478,901	7,470,146	7,465,926	7,465,434	7,448,604
Diluted	7,583,544	7,557,777	7,554,271	7,542,372	7,520,062
Earnings Performance Data
Return on common equity	9.66%	11.79%	10.05%	10.99%	11.49%
Return on assets	0.92%	1.12%	0.98%	1.03%	1.04%
Net interest margin	3.32%	3.52%	3.56%	3.57%	3.49%
Net interest margin (tax equivalent)	3.40%	3.63%	3.64%	3.65%	3.57%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Five-Quarter Comparison

Balance Sheet Data	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Assets:
Cash and cash equivalents	$138,561	$151,832	$81,950	$66,719	$133,153
Investments	376,704	381,537	361,108	376,454	374,336
Loans held for sale	14,038	16,324	19,314	13,983	10,863
Total loans	1,187,742	1,195,409	1,159,074	1,143,733	1,130,200
Allowance for loan losses	(16,641)	(16,568)	(16,585)	(18,346)	(18,362)
Premises and equipment, net	22,559	22,494	22,714	22,923	23,159
Goodwill and acquisition intangibles, net	24,088	24,485	24,668	24,856	25,051
Other assets & accrued interest receivable	73,460	68,591	69,711	73,543	74,381
Total assets	$1,820,511	$1,844,104	$1,721,954	$1,703,865	$1,752,781
Liabilities & Shareholders’ Equity
Total deposits	$1,558,933	$1,570,007	$1,471,246	$1,455,328	$1,505,709
Short-term borrowings	28,309	41,408	22,142	24,373	29,334
Notes payable	48,709	48,715	48,721	48,727	48,733
Accrued interest payable & other liabilities	11,604	13,534	12,224	10,987	9,531
Total liabilities	1,647,555	1,673,664	1,554,333	1,539,415	1,593,307
Shareholders’ equity	172,956	170,440	167,621	164,450	159,474
Total liabilities and shareholders’ equity	$1,820,511	$1,844,104	$1,721,954	$1,703,865	$1,752,781
Common shares outstanding	7,482,776	7,470,236	7,467,396	7,465,841	7,464,811
Average Balance Sheet Data
Average investments	$376,370	$373,008	$369,707	$375,245	$374,027
Average other earning assets	86,110	71,139	32,781	70,648	88,597
Average loans	1,194,657	1,175,879	1,158,072	1,136,894	1,133,367
Average earning assets	1,657,137	1,620,026	1,560,560	1,582,787	1,595,991
Average assets	1,811,675	1,772,766	1,707,843	1,730,575	1,745,169
Average deposits	1,551,953	1,518,557	1,459,593	1,482,222	1,494,332
Average interest bearing deposits	1,244,360	1,207,238	1,165,673	1,194,699	1,224,743
Average interest bearing transaction deposits	892,609	848,302	796,346	813,312	821,643
Average interest bearing time deposits	351,751	358,936	369,327	381,387	403,100
Average borrowings	75,375	72,193	70,445	75,789	80,798
Average interest bearing liabilities	1,319,735	1,279,431	1,236,118	1,270,488	1,305,541
Average common stockholders equity	171,698	169,031	166,036	161,962	158,022

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

 Five-Quarter Comparison

Asset Quality Data	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Allowance for loan losses to total loans	1.40%	1.39%	1.43%	1.60%	1.62%
Allowance for loan losses to non-performing loans	76%	86%	112%	111%	105%
Nonaccrual loans	$21,771	$19,244	$14,813	$16,265	$16,779
Loans – 90 days past due & still accruing	36	39	105	195	680
Total non-performing loans	21,807	19,283	14,918	16,460	17,459
OREO and repossessed assets	5,454	5,396	6,192	5,950	6,328
Total non-performing assets	27,261	24,679	21,110	22,410	23,787
Restructured loans-accruing	7,499	6,046	12,270	15,388	15,492
Non-performing loans to total loans	1.84%	1.61%	1.29%	1.44%	1.54%
Non-performing assets to total assets	1.50%	1.34%	1.23%	1.32%	1.36%
Annualized charge-offs to average loans	0.66%	0.45%	1.39%	0.61%	0.62%
Net charge-offs	$1,927	$1,317	$3,961	$1,716	$1,726

Other Information

Total assets under management (in millions)	744	714	715	701	702
Full-time equivalent employees	364	365	370	376	359

About BKFC

BKFC, a bank holding company with assets of approximately $1.821 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-three branch locations and fifty-six ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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